EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of September 27, 1996, by and among VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and JACK SHIRMAN (the "Executive").

                              W I T N E S S E T H:

         WHEREAS the Company desires to induce the Executive to enter the employ of the Company for the period provided in this Agreement in accordance with the terms and conditions set forth below; and

         WHEREAS, the Executive is willing to accept such employment with the Company on a full-time basis in accordance with such terms and conditions;

         NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

         1.   Employment.

              (a)  The Company hereby employs the Executive as Chief
Executive Officer of the Company, and the Executive hereby accepts such employment with the Company, for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth.

              (b) The Company shall use its best efforts to cause the Executive to be nominated to the Company's Board of Directors and, in addition, the Executive shall be entitled to nominate one individual to the Company's Board of Directors, subject to approval by the Nominating Committee of the Board of Directors.

              (c) The Executive affirms and represents that he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Executive's acceptance of employment hereunder with the Company, the employment of the Executive by the Company, or the Executive's undertakings under this Agreement.

         2. Term of Employment. Unless earlier terminated as hereinafter provided, the term of the Executive's employment under this Agreement shall be for a period beginning on the date September 27, 1996 (the "Employment Date") and ending on September 26, 1998 (such period referred to as the "Initial Term"). Unless earlier terminated as hereinafter provided, the term of the Executive's employment under this Agreement shall be automatically extended on a year-to-year basis (September 30 through September 29 of each successive year) (such one-year periods referred to as "Additional Terms") upon the expiration of the Initial Term or any Additional Term, unless prior to the commencement of a 90-day period expiring at the end of such Initial Term or any Additional Term, the Company or the Executive shall have given written notice to the other stating that the term of this Agreement shall not be extended. For purposes of this Agreement, the term "Employment Term" shall mean the Initial Term plus all Additional Terms.


         3. Duties. The Executive shall be employed as Chief Executive Officer of the Company and shall faithfully and competently perform such employment duties and responsibilities as the Board of Directors of the Company may from time to time prescribe. The Executive shall perform his duties at such places and times as the Board of Directors of the Company may reasonably prescribe. Except as may otherwise be approved in advance by the Board of Directors of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote his full time throughout the Employment Term to the services required of him hereunder. The Executive shall render his services exclusively to the Company during the Employment Term. The Executive agrees to perform his duties hereunder to the best of his ability and at a level of competency consistent with the position occupied, to act on all matters in a manner he reasonably believes to be in and not opposed to the best interests of the Company, and to use his best efforts, skill and ability to promote the profitable growth of the Company. The Executive and the Company agree that the Executive shall perform his duties primarily at the Company's corporate office and that he shall travel as necessary to perform his duties. The Executive agrees to locate in the Louisville, Kentucky area on or before September 29, 1997.

         4.   Compensation.

              (a)  Salary.   As   compensation   for  the  complete
and   satisfactory performance by the Executive of the services to be performed by the Executive hereunder during the Employment Term, the Company shall pay the Executive a base salary ("Base Salary") at the annual rate of not less than Two Hundred Thousand Dollars ($200,000). Any Base Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

              (b) Stock Option. Upon the execution of this Agreement and approval by the Company's Board of Directors, the Company shall grant the Executive stock options for an aggregate of 300,000 shares of the Company's common stock subject to the terms and conditions of a Stock Option Agreement of even date hereof between the Company and the Executive (the "Stock Option Agreement"), a copy of which is attached hereto.

              (c) Annual Bonuses. The Executive shall be entitled to receive annual bonuses under an annual executive bonus plan to be developed by the Executive, if such plan is approved by the Company's Board of Directors.

              (d) Withholding, etc. The payment of any Base Salary and bonuses hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

         5.   Benefits.  During the Employment Term, the Executive shall:

              (a) be eligible to participate in all employee fringe benefits and any pension and/or profit sharing plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof, excluding equity or bonus plans unless specifically granted by the Board of

Directors of the Company;

              (b) be entitled to the same period of paid vacation provided by the Company for its key executive employees;

              (c) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable on and after the date hereof to key executive employees;

              (d) be entitled to reimbursement for all reasonable and necessary itemized out-of-pocket business expenses incurred by the Executive in the performance of his duties hereunder in accordance with the Company's policies applicable (on and after the date hereof) thereto;

              (e) be entitled to reimbursement of the Executive's reasonable expenses incurred in connection with his relocation to Louisville, Kentucky in an aggregate amount not to exceed $40,000, including reasonable moving and travel expenses for the Executive and his family, reasonable temporary furnished dwelling costs in Louisville, Kentucky, and reasonable costs associated with purchasing a permanent residence;

              (f) be entitled to reimbursement of the Executive's reasonable interim expenses incurred prior to his relocation to Louisville, Kentucky, including weekly business class round-trip airfare between the Executive's current residence and Louisville, Kentucky, local housing in Louisville, Kentucky (i.e., apartment or hotel) and local transportation in Louisville, Kentucky.

              (g) be entitled to reimbursement of the costs incurred in connection with the preparation of the Executive's income tax return in an amount not to exceed $2,000 annually.

         6.   Termination.

              (a) The Executive's employment hereunder shall be terminated upon the occurrence of any of the following:

                   (i)  death of the Executive;

                   (ii) termination of the Executive's employment hereunder by the Executive at any time for any reason whatsoever (including, without limitation, resignation or retirement);

                   (iii) termination of the Executive's employment hereunder by the Company because of the Executive's inability to perform his duties on account of disability or incapacity for a period of 90 or more days or for shorter periods aggregating a period of ninety or more days, whether or not consecutive, occurring within any period of 12 consecutive months;

                   (iv) termination of the Executive's employment hereunder by the Company at any time "for cause," such termination to take effect immediately upon written notice from the Company to the Executive; and

                   (v)  termination of the Executive's employment hereunder by the Company at any time, other than termination by reason of disability or incapacity as contemplated by clause (iii) above or termination by the Company "for cause" as contemplated by clause (iv) above.

         The following actions, failures or events by or affecting the Executive shall constitute "cause" for termination within the meaning of clause
(iv) above: (1) conviction of having committed a felony, (2) acts of dishonesty or moral turpitude that are materially detrimental to the Company and/or its Affiliates, (3) acts or omissions which the Executive knew or should have reasonably known were likely to materially damage the business of the Company and/or any Affiliate of the Company, (4) failure by the Executive to obey the reasonable and lawful directions of the Board of Directors of the Company, (5) gross negligence by the Executive in the performance of, or continuing failure by the Executive to perform, his obligations hereunder, or (6) the Executive's willful breach of any material agreement or covenant of this Agreement or any fiduciary duty owed to the Company.

              (b) In the event that the Executive's employment is terminated pursuant to clause (i), (iii) or (v) of paragraph (a) above at any time, then the Company shall continue to pay to the Executive, as severance pay or liquidated damages or both, the amount of his Base Salary and bonus, if any, which the Executive would have otherwise been entitled to receive pursuant to
Section 4(a) and (c) hereof had the Executive's employment not been so terminated, from the date of termination through the later of (i) the date that is twelve months after the date of such termination and (ii) September 26, 1998 (such amount being herein referred to as the "Severance Payments" and such period being herein referred to as the "Severance Period"); provided, however, that the Severance Payments payable pursuant to this paragraph (b) shall be reduced by any amounts earned by the Executive as a result of his employment by any business (whether as a director, officer, employee, manager, owner, consultant, independent contractor, advisor or otherwise) during the Severance Period; provided, further, however, that nothing in this paragraph (b) shall be construed to require the Executive to seek employment or otherwise mitigate or reduce the Severance Payments to be made hereunder. The Severance Payments shall be made at the same intervals as the Base Salary and bonuses were payable immediately prior to termination.

              (c) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law, in the event that:

                   (i) any person other than the Company shall acquire more than 50% of the Company's then outstanding Common Stock through a tender offer, exchange offer or otherwise; or there shall be a sale of all or substantially all of the assets of the Company (either such event being referred to as the "Change in Control"); and

                   (ii) within one year from the date of the Change in
Control: (A) the Executive's employment is terminated by the Company pursuant to clause (v) of paragraph (a) above; or (B) the Executive resigns his employment with the Company after there is a material reduction in his title, duties and responsibilities with the Company following such Change in Control (other than the failure of the Executive to assume responsibilities over new operations acquired by the Company as a result of the Change in Control);
then the Executive shall be entitled to receive as severance pay or liquidated damages or both, the amount of Base Salary and bonus, if any, which the Executive would have otherwise been entitled to receive pursuant to Section 4(a) and (c) hereof had the Executive's employment not been so terminated, from the date of termination until the end of the Initial Term or the date that is twelve months after the date of such termination, whichever is later.

              (d) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law and except as set forth in paragraphs (b) and (c) above, the Company (and its Affiliates) shall not be obligated to make any payments to the Executive or an his behalf of whatever kind or nature by reason of the Executive's cessation of employment (including, without limitation, by reason of termination of the Executive's employment by the Company for "cause"), other than (i) such amounts, if any, of his Base Salary and bonus, if any, as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to the Executive from the Company's benefits plans or reimbursement policies, if any.

              (e) No interest shall accrue on or be paid with respect to any portion of any payments due under this Section 6.

              (f) Amounts payable pursuant to this Section 6 are in lieu of any severance pay that would otherwise be payable to the Executive upon termination of his employment with the Company under the Company's severance pay policies, if any.

         7. Confidentiality. The Executive hereby covenants, agrees and acknowledges as follows:

              (a) The Executive's employment hereunder creates a relationship of confidence and trust between the Executive and the Company with respect to certain information pertaining to the business of the Company and its Affiliates (as hereinafter defined) or pertaining to the business of any client or customer of, or supplier to, the Company or its Affiliates which may be made known to the Executive by the Company or any of its Affiliates or by any client or customer of, or supplier to, the Company or any of its Affiliates or learned by the Executive during the period of his employment by the Company.

              (b) The Executive agrees that he will not without the prior written consent of the Board of Directors of the Company use for his benefit or disclose at any time during his employment by the Company, or thereafter, except to the extent required by the performance by him of his duties as an employee of the Company, any information obtained or developed by him while in the employ of the Company with respect to any actual or potential customers, clients, suppliers, products, services, employees, financial affairs, technologies, applications, patents, patent application processes, or methods of marketing, service or procurement of the Company or any of its Affiliates, or any confidential matter regarding the business of the Company or any of its Affiliates that, except information that at the time is generally known to the public other than as a result of disclosure by him not permitted hereunder (collectively, "Confidential Information").

              (c) Upon written request of the Executive, the Company will provide, from time to time, written notice stating whether or not it considers any particular item of information to be Confidential Information. In any event, the Executive agrees to contact the Company prior to any disclosure of any information acquired during the term of his employment by the Company, to determine whether the Company considers the information subject to the continuing obligations hereunder.

              (d) The Executive agrees that upon termination of his employment by the Company for any reason, the Executive shall forthwith return to the Company all documents and papers relating to Confidential Information and other physical property in his possession belonging to the Company or any of its Affiliates.

              (e) Without limiting the generality of Section 12 hereof, the Executive hereby expressly agrees that the foregoing provisions of this Section 7 shall be binding upon the Executive's heirs, successors and legal representatives.

         8. Ownership of Certain Works Created by the Executive. The Executive will promptly disclose and describe to the Company all inventions, improvements, discoveries, technical developments and works of authorship, whether or not patentable or copyrightable, made or conceived by him either alone or with others during the Employment Term. All such works, made, devised or discovered by the Executive, whether by himself or jointly with others, which relate or pertain in any way to the business of the Company or any of its Affiliates ("Work Products") shall inure to the benefit of the Company or such Affiliate and become and remain the Company's or such Affiliate's sole and exclusive property. Work Products may be created within or without the facilities of the Company or its Affiliates and before, during or after normal business hours. Work Products are specifically intended to be works made for hire by the Executive, but in any event, the Executive agrees to execute an assignment (and does hereby assign) to the Company, the Executive's entire right, title and interest in and to Work Products, and to execute any other instruments and documents that may be requested by the Company for the purpose of applying for and obtaining patents or registration of copyright with respect thereto in the United States and in all foreign countries. The Executive further agrees, whether or not in the employ of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any litigation or other proceedings involving any Work Products, but all of the Executive's reasonable expenses in connection therewith shall be paid by the Company. If a patent application or copyright registration is filed by the Executive, or on the Executive's behalf, within one year after leaving the Company's employ, describing a work within the scope of the Executive's work for the Company or any of its Affiliates or which otherwise relates to the business of the Company or any of its Affiliates, it is to be conclusively presumed that such work was conceived by the Executive during the period of his employment hereunder and that the work is to be treated as a Work Product for all purposes hereunder.

         9.   Non-Assignability.

              (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his beneficiaries, or legal representatives without the prior written consent of the Company, provided, however, that nothing in this Section 9(a) shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

              (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         10. Competition, etc. Until the termination of the Executive's employment hereunder and during the two-year period following the termination of the Executive's employment hereunder for any reason whatsoever:

              (a) The Executive will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential suppliers, customers or clients, or solicit or encourage any other employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates, inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

              (b) The Executive will not make any statement or perform any act intended to cause any existing or potential customers or clients of the Company or any of its Affiliates to make use of the services or purchase the products of any existing or future business in which the Executive has or expects to acquire a proprietary interest or in which the Executive is or expects to be made an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise, if such services or products in any way compete with the services or products sold or provided or expected to be sold or provided by the Company or any of its Affiliates to any existing or potential customer or client;

              (c) The Executive will not directly or indirectly (as an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or acquire any proprietary interest in, perform any services for, lend his name to, participate in or be connected with any business involved in the research, development, commercialization, manufacture, assembly, sale, licensing, sublicensing, distribution, supplying or marketing of any service or product which in any way compete with the services or products sold or provided or expected to be sold or provided by the Company to any existing or potential customer or client, as such services or products currently exist or are developed in the future, including, without limitation, desktop video conferencing and video on demand products, from any location in the United States of America or elsewhere where the Company conducts business during the term of this Agreement;

              (d) The Executive agrees that, when the Executive has or expects to acquire a proprietary interest in, or is or expects to be made an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise of, any existing or future business that provides or may provide services or products which in any way compete with the services or products sold or provided or expected to be sold or provided by the Company or any of its Affiliates to any existing or potential customer or client, the Executive will immediately furnish to the Company all information that may reasonably be of assistance to the Company in acting promptly to protect its relationships with any existing or potential suppliers, customers or clients with whom the Executive has had any dealings as a result of his employment by the Company or any of its Affiliates;

              (e) The Executive will not directly or indirectly solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its Affiliates; and

              (f) The Executive will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other person or firm which rendered manufacturing or other services, or sold any products, to the Company or any of its Affiliates if such action by him would have a material adverse effect on the business, assets or financial condition of the Company or any of its Affiliates.

         In connection with the foregoing provisions of this Section 10, the Executive represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Executive further agrees that the limitations set forth in this Section 10 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Executive in this Section 10 (and in Sections 7 and 8 hereof) shall survive the expiration or termination of this Agreement.

         For purposes of this Section 10, proprietary interest in a business is ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of such business. The Executive shall be deemed to expect to acquire a proprietary interest in a business or to be made an employee, officer, director, manager, consultant, independent contractor, advisor or otherwise of such business if such possibility has been discussed with any officer, director, employee, agent, or promoter of such business.

         11. Injunctive Relief. The Executive acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Sections 7, 8, or 10 hereof would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

         12.  Binding Effect. Without limiting or diminishing the effect of
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

         13.  Affiliate. For the purposes of this Agreement, the term

"Affiliate" or "Affiliates" shall mean any entity which (i) directly or indirectly, controls the Company, (ii) is controlled, directly or indirectly, by the Company or (iii) is under common control, directly or indirectly, with the Company.

         14. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Executive, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

         15. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         16. Severability. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of Sections 7, 8 or 10 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such Sections 7, 8 or 10 hereof shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Sections 7, 8 or 10 hereof is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and such part and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         17. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         18. Entire Agreement; Modifications. This Agreement and the Stock Option Agreement constitute the entire and final expression of the agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof and thereof, including without limitation, the Employment Offer Term Sheet. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Agreement as of the day and year first above written.



                                   VIDEOLAN TECHNOLOGIES, INC.

                                   By:      /s/ PETER S. BECK

                                            Peter S. Beck,  Vice  President  of
                                            Strategic Market Development


                                   /s/ JACK SHIRMAN
                                   JACK SHIRMAN




                                                          EXHIBIT A


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this 27th day of September, 1996 (the "Effective Date"), by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company") and JACK SHIRMAN, an employee of the Company (the "Optionee").

         RECITALS:

         WHEREAS, the Company and the Optionee have entered into an Employment Agreement of even date herewith (the "Employment Agreement") pursuant to which the Optionee will become Chief Executive Officer of the Company;

         WHEREAS, under the Employment Agreement, the Board of Directors of the Company has agreed to grant to the Optionee an option to purchase shares of the common stock, $.01 par value (the "Common Stock"), of the Company;

         NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Optionee agree as follows:

         1. Grant of the Option. The Company hereby grants to the Optionee, as a matter of separate inducement and agreement in connection with the Optionee's employment by the Company and the Employment Agreement, and not in lieu of any salary or other compensation for the Optionee's services, the right and option to purchase (the "Option") all or any part of an aggregate of 300,000 Shares (the "Shares"), on the terms and conditions set forth herein, subject to adjustment as provided in Section 8 hereof, at a purchase price as established under Section 2. The Option shall constitute an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         2. Option Exercise Price. The exercise price of the Option (the "Exercise Price") shall be $6.12 per Share, subject to adjustment in accordance with Section 8 hereof.

         3. Duration of Option. Unless earlier terminated, pursuant to Section 7 hereof, the Option shall expire on September 26, 2001 (the "Termination Date").

         4.   Exercise of Option.

              (a) The Option shall vest and become exercisable with respect to 100,000 Shares on September 27, 1997.

              (b) The Option shall vest and become exercisable with respect to an additional 100,000 Shares on September 27, 1998.

              (c) The Option shall vest and become exercisable with respect to an additional 50,000 Shares on September 27, 1999.


              (d) The Option shall vest and become exercisable with respect to the remaining 50,000 Shares on September 27, 2000.

              (e) If the Optionee ceases to be employed by the Company for any reason, the Optionee shall have no rights with respect to that portion of the Option which is not then exercisable.

         5.   Conditions to Exercise of the Option.

              (a)  Exercise of the Option. Subject to the provisions of
Section 4 hereof, the Optionee may exercise the Option by delivering written notice ("Notice") of exercise to the Company in the form of Annex A hereto specifying the number of Shares to be purchased accompanied by payment in full of the Exercise Price in accordance with Section 5(b) hereof.

              (b) Payment of Exercise Price. The Company shall accept as payment for the Exercise Price either a check payable to the order of the Company in the amount of the Exercise Price multiplied by the number of Shares for which the Option is being exercised or any other form of payment acceptable to the Board of Directors of the Company.

              (c) Partial Exercise. Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the Shares that are currently exercisable; provided, however, that no partial exercise of the Option shall result in the issuance of less than 100 Shares.

              (d) Delivery of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price, the Company shall deliver to the Optionee, without transfer or issuance tax or other incidental expense to the Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to the Optionee at the Optionee's address shown in the employment records of the Company, a certificate or certificates for the number of Shares set forth in the Notice and for which the Company has received payment in the manner prescribed herein.

         6. Option Not Transferable Except in Event of Death. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or his duly appointed guardian or personal representative, and neither the Option nor any right hereunder shall be transferable other than by will or the laws of decent and distribution. The Option may not be subject to execution or other similar process. If the Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Optionee's rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

         7. Exercise of the Option upon Termination of Employment. In the event the Optionee shall cease to be employed by the Company, the Option shall expire at the earlier of the expiration of the Termination Date or the following:


                   (i) three months after termination due to normal retirement, or earlier retirement with consent of the Board of Directors of the Company, under a formal plan or policy of the Company;

                   (ii) three months after the Optionee's termination pursuant to Section 6(a)(v) of the Employment Agreement;

                   (iii) one year after termination due to disability within the meaning of section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), as determined by the Board of Directors of the Company;

                   (iv) one year after the Optionee's death; or

                   (v) coincident with the date of termination if due to any other reason.

         8. Adjustments in Authorized Shares and the Option. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, share split, reverse share split, share combination, share exchange or other change in the capital structure of the Company affecting the Common Stock, the Board of Directors of the Company may substitute or adjust the total number and class of Shares or other securities that may be issued hereunder, and the Exercise
Price, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of the Optionee and to preserve, without diluting or exceeding, the value of the Option.

         9. Cancellation of Option. The Company shall have the right to terminate the right of the Optionee to exercise the Option, effective thirty
(30) days after receipt by the Optionee of a written notice from the Company informing the Optionee that this Option is to be cancelled (the "Cancellation Notice"). The Company may issue a Cancellation Notice only in connection with
(i) the sale of substantially all of the Company's assets, or (ii) a merger, consolidation or other corporate transaction in which the Company would not be the surviving entity. Following receipt of a Cancellation Notice and during the period prior to the effective date of the termination, the Optionee shall have the right to exercise the Option (to the extent not previously exercised) with respect to all Shares, if any, which were immediately exercisable by the Optionee hereunder during the period following receipt of a Cancellation Notice until the effective date of the termination.

         10. Agreement Does Not Grant Employment Rights. The grant of the Option shall not be construed as giving the Optionee the right to be retained in the employ by the Company. Further, the Company expressly reserves the right, at any time, to dismiss the Optionee with or without cause, free from any liability, or any claim, except as provided herein or in the Employment Agreement.

         11. Limitation of Company's Liability for Nonissuance. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares under this Agreement shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         12. 1995 Option Plan. The Option has been granted pursuant to the Amended and Restated 1995 Stock Option Plan of the Company, as amended from time to time, and is subject to all of the provisions thereof.

         13.  Miscellaneous.

              (a) No Rights as Shareholder. The Optionee shall have no rights to dividends (other than the adjustment rights described in Section 8 of this Agreement) or other rights of a shareholder with respect to Shares unless and until the Optionee has given the Notice and paid in full for such Shares.

              (b) Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

              (c) Governing Law; Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

              (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed an Agreement.




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                             VIDEOLAN TECHNOLOGIES, INC.



                                             By:
                                                 -----------------------------
                                             Peter S. Beck,  Vice  President of
                                             Strategic Market Development



                                                 -----------------------------
                                                     JACK SHIRMAN